UNITED STATES
                        SECURITIES AN EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8
                        POST-EFFECTIVE AMENDMENT NUMBER 1
                            REGISTRATION NO. 33-8246

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    North Carolina                                      56-0769274
(State of incorporation)                  (I. R. S. Employer Identification No.)

            150 Westwood Circle, P. O. Box 188, Waynesville, NC 28786
                    (Address of Principal Executive Offices)

                     1985 Stock Option Plan for Key Employee
                            (Full title of the plan)

                David Lutz, P. O. Box 188, Waynesville, NC 28786
                     (Name ad address of agent for service)

                           828-456-3545, extension 102
                     (Telephone number of agent for service)


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                         DEREGISTRATION OF COMMON STOCK

On August 25, 1986, Wellco Enterprises, Inc. (the Company) filed a Registration Statement (the Registration Statement) on Form S-8, Registration No. 333-8246, for the sale of 40,000 shares of the Common Stock, par value $1.00 (the Common Stock) of the Company under the 1985 Stock Option Plan for Key Employees (the
Plan). On February 10, 1986 stock options were issued for the purchase of 28,000 shares of Common Stock covered by this Registration Statement, and on June 14, 1989 stock options were issued for the purchase of the remaining 12,000 shares of Common Stock covered by this Registration Statement. Stock options for the purchase of 39,100 shares of the total 40,000 shares of Common Stock were exercised by employees. Stock options for the purchase of 900 shares of Common Stock expired without exercise because of the death or retirement of employees. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 900 unsold shares of Common Stock formerly issuable under the Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Pols- Effective
Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waynesville, State of North Carolina, on the 14th day of October, 1999.


/s/ Horace Auberry
By: Horace Auberry, Chairman of the Board of
Directors (Principal Executive Officer)


/s/ David Lutz                                          /s/ Tammy Francis
By: David Lutz, President and Treasurer            By: Tammy Francis, Controller
(Principal Financial Officer)                     (Principal Accounting Officer)

Date: October 14, 1999

Pursuant to the requirements of the Securities Acto of 1993, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Horace Auberry                                        /s/ Rolf Kaufman
Horace Auberry, Director                                  Rolf Kaufman, Director


/s/ David Lutz                                            /s/ J. Aaron Prevost
David Lutz, Director                                  J. Aaron Prevost, Director


/s/ Fred K. Webb, Jr.
Fred K. Webb, Jr.,  Director

Date: October 14, 1999


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